EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of CIBER, Inc. and related Prospectuses of our reports dated March 7, 2007, with respect to the consolidated financial statements of CIBER,  Inc. and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, CIBER, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of CIBER, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

Form S-8 No. 33-81320	Form S-8 No. 33-88046	Form S-8 No. 33-88048
Form S-8 No. 33-88050	Form S-8 No. 33-87978	Form S-8 No. 333-15091
Form S-8 No. 333-25545	Form S-8 No. 333-25543	Form S-8 No. 333-59015
Form S-8 No. 333-61287	Form S-8 No. 333-91969	Form S-8 No. 333-61388
Form S-8 No. 333-113259	Form S-8 No. 333-115951	Form S-8 No. 333-115952
Form S-4 No. 333-69031	Form S-4 No. 333-102780	Form S-3 No. 333-113816
Form S-3 No. 333-116646

/s/ Ernst & Young LLP

Denver, Colorado

March 7, 2007